Exhibit 5.1

August 6, 2007

Mezey Howarth Racing Stables, Inc.
405A Arenoso
San Clemente, CA 92672

Dear Sirs:

Re:	Mezey Howarth Racing Stables, Inc. - Registration Statement on Form SB-2

We have acted as counsel to Mezey Howarth Racing Stables, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 1,8000,000 shares of the Company's common stock (the "Registered Shares"), are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement.

In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a) Articles of Incorporation of the Company;
(b) Bylaws of the Company;
(c) Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;
(d) The Registration Statement; and
(e) The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares are, or will be when issued upon exercise of the Warrants in accordance with the respective terms of those instruments, including payment, duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
/s/ Mezey & Associates